POWER OF ATTORNEY

The undersigned Trustee of Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, Transamerica Partners Funds Group, Transamerica Partners Funds Group II and Transamerica Asset Allocation Variable Funds (collectively, the “Funds”) hereby makes, constitutes and appoints MARIJN P. SMIT, TANÉ T. TYLER and RHONDA A. MILLS, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Funds on Form N-1A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and on my behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and the Commodity Futures Trading Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after September 14, 2017.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity and on the date indicated.

/s/ Fredric A. Nelson III Fredric A. Nelson III, Trustee	September 14, 2017